SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                        Rule 14a-6(e)(2))
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                         FINANCIAL FEDERAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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
     FINANCIAL FEDERAL
     CORPORATION


     Notice of Annual
     Meeting of Stockholders
     and Proxy Statement









                                              Tuesday, December 12, 2000
                                              at 10:00 a.m. Eastern Time
                                              270 Park Avenue, 11th Floor
                                              New York, New York 10017

                        FINANCIAL FEDERAL CORPORATION
                         733 THIRD AVENUE, 7th FLOOR
                          NEW YORK, NEW YORK  10017
                                -------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TUESDAY, DECEMBER 12, 2000
                                -------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Financial Federal Corporation, a Nevada corporation (the "Company"), will be held at 270 Park Avenue, 11th Floor, New York, New York 10017 on Tuesday, December 12, 2000 at 10:00 a.m. Eastern Time, for the following purposes:

          (1)    Electing eight directors;
          (2) Ratifying the appointment of the Company's independent auditors for the fiscal year ending July 31, 2001; and
          (3) Transacting such other business as may properly come before the Annual Meeting.

     Pursuant to the By-Laws, the Board of Directors of the Company has fixed the close of business on October 13, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose related to the Annual Meeting at the office of Financial Federal Corporation, 733 Third Avenue, 7th Floor, New York, New York 10017 for the ten days prior to December 12, 2000. We are enclosing a copy of our Annual Report for the fiscal year ended July 31, 2000.


                                         FINANCIAL FEDERAL CORPORATION



                                         Troy H. Geisser
                                         Secretary



October 30, 2000



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                        FINANCIAL FEDERAL CORPORATION
                         733 THIRD AVENUE, 7TH FLOOR
                          NEW YORK, NEW YORK  10017


              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON DECEMBER 12, 2000


     This proxy statement and the accompanying form of proxy are solicited by the Board of Directors (the "Board of Directors" or the "Board") of Financial Federal Corporation, a Nevada corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York 10017 on December 12, 2000 and at any postponements or adjournments thereof (the "Meeting"). Shares represented by properly executed proxies, which are received in time and not revoked, will be voted at the Meeting in the manner described in the proxies. A stockholder may revoke his proxy at any time prior to its exercise by notice in writing to the Secretary of the Company indicating that his/her proxy is revoked or by attending the Meeting and voting in person.

     At the Meeting, the Company's stockholders will be asked (i) to elect the Board of Directors to serve until the next annual meeting of stockholders;
(ii) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending July 31, 2001; and
(iii) to take such other action as may properly come before the Meeting.

     The approximate date on which this proxy statement and accompanying form of proxy are first being sent or given to stockholders is October 30, 2000. Holders of the Company's common stock, par value $.50 per share ("Common Stock"), as of the record date, which is the close of business on October 13, 2000, are entitled to vote at the Meeting. As of October 13, 2000, the Company had 14,969,070 shares of Common Stock outstanding and had no preferred stock, par value $1.00 per share outstanding. Each share of Common Stock entitles the holder thereof on the record date to one vote on matters to be considered at the Meeting.

     The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions are considered present at the Meeting, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are not considered present at the Meeting for the particular proposal for which the broker withheld authority to vote.

     Unless contrary instructions are indicated on the proxy, shares represented by each properly executed and returned proxy card (and not revoked before they are voted) will be voted "FOR" the election of the nominees for director named below and "FOR" the ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending July 31, 2001. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock will be voted in accordance with the specification so made.

     The entire expense of this proxy solicitation will be borne by the Company. Solicitation will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company without any additional remuneration and at minimal cost. Management may also request banks, brokerage houses, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies and may reimburse them for expenses incurred by them in connection therewith. The Company has retained Corporate Investors Communications, Inc. to assist in the solicitation of proxies, at an estimated cost of $1,000, plus other reasonable expenses.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Company, information regarding the ownership of the Company's Common Stock by (i) each person who may be deemed to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of October 2, 2000 or such other date as may be noted below, (ii) each director and each nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. As of October 2, 2000, the Company had 14,968,637 shares of Common Stock outstanding.

Name and Address of
Beneficial Owner or
Number of Persons in                    Number of Shares      Percentage of
Group 1                               Beneficially Owned 2      Ownership
--------------------------------      --------------------    -------------
T. Rowe Price Associates, Inc. 3
     100 East Pratt Street
     Baltimore, MD  21202                   1,458,800               9.7%
Massachusetts Financial Services
  Company 4
     500 Boylston Street
     Boston, MA  02116                        872,715               5.8%
Lord Abbett & Co. 4
     767 Fifth Avenue
     New York, NY  10153                      844,406               5.6%
Michael C. Palitz 5                         1,789,193              11.6%
Suzanne L. Palitz 6                         1,449,781               9.5%
Bernard G. Palitz 7                         1,349,173               8.9%
Clarence Y. Palitz, Jr. 8                     480,210               3.1%
Paul R. Sinsheimer 9                          441,624               2.9%
William C. MacMillen, Jr.                      41,250                 10
Lawrence B. Fisher                              2,500                 10
William M. Gallagher 11                       144,501                 10
Richard W. Radom 12                            77,958                 10
Thomas F. Robards                               1,000                 10
H.E. Timanus, Jr. 13                           11,500                 10
All directors and executive officers
    as a group (16 persons) 14              4,472,291              27.2%
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1	Unless otherwise indicated, the address of each person listed is c/o
      Financial Federal Corporation, 733 Third Avenue, 7th Floor, New York, New York 10017.

2	Unless otherwise noted, each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. Beneficial ownership includes warrants and options that are exercisable or will become exercisable within 60 days of October 2, 2000 and shares issuable upon conversion of the Company's convertible subordinated notes.

3	Share ownership as reported in the most recently filed Schedule 13-G.
      These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

4	Share ownership as reported in the most recently filed Schedule 13-G.

5	Includes (i) 64,060 shares of Common Stock owned by Mr. M. C. Palitz,
      (ii) options and warrants to purchase 141,210 shares of Common Stock held by Mr. M. C. Palitz, (iii) 1,245,412 shares and warrants to purchase 321,108 shares of Common Stock held by a corporation owned and controlled by Mr. M. C. Palitz, (iv) 225 shares of Common Stock held by Mr. M. C. Palitz's wife, as to which shares Mr. M. C. Palitz disclaims beneficial ownership, (v) 300 shares of Common Stock owned by Mr. M. C. Palitz's children, (vi) 298 shares of Common Stock upon conversion of convertible subordinated notes held by Mr. M. C. Palitz, and (vii) 16,580 shares of Common Stock upon conversion of subordinated notes held by a trust of which Mr. M. C. Palitz is a Trustee.

6	Includes (i) 251,807 shares of Common Stock owned by Ms. S. L. Palitz,
      (ii) warrants to purchase 55,674 shares of Common Stock held by Ms. S.
      L. Palitz, (iii) 3,282 shares of Common Stock upon conversion of convertible subordinated notes held by Ms. S. L. Palitz, (iv) 885,852 shares of Common Stock and 236,586 warrants to purchase Common Stock held by a corporation owned and controlled by Ms. S. L. Palitz, and (v) 16,580 shares of Common Stock upon conversion of convertible subordinated notes held by a trust of which Ms. S. L. Palitz is a Trustee.

7	Includes (i) 946,673 shares of Common Stock owned by Mr. B. G. Palitz,
      (ii) warrants to purchase 225,000 shares of Common Stock held by Mr. B.
      G. Palitz, (iii) 33,125 shares of Common Stock held by Mr. B. G. Palitz's wife, as to which shares Mr. B. G. Palitz disclaims beneficial ownership, (iv) 28,125 shares of Common Stock held by a Keogh Plan established for Mr. B. G. Palitz's benefit and of which he is the Trustee, and (v) 116,250 shares of Common Stock owned by a charitable foundation over which Mr. B. G. Palitz has control, as to which shares Mr. B. G. Palitz disclaims beneficial ownership.

8	Includes (i) warrants to purchase 202,500 shares of Common Stock held by
      Mr. C. Y. Palitz, Jr., (ii) 16,175 shares of Common Stock held by Mr. C.
      Y. Palitz, Jr.'s wife, as to which shares Mr. C. Y. Palitz, Jr.
      disclaims beneficial ownership, (iii) 125,544 shares and warrants to purchase 56,672 shares of Common Stock held by two corporations controlled by Mr. C. Y. Palitz, Jr., (iv) 33 shares of Common Stock upon conversion of convertible subordinated notes held by one of these corporations, (v) 46,126 shares of Common Stock upon conversion of convertible subordinated notes held by a limited liability company of which Mr. C. Y. Palitz, Jr. is Managing Member and (vi) 33,160 shares of Common Stock upon conversion of convertible subordinated notes held by trusts of which Mr. C. Y. Palitz, Jr. is a Trustee, as to which shares
      Mr. C. Y. Palitz, Jr. disclaims beneficial ownership.

9	Includes (i) 144,375 shares of Common Stock owned by Mr. Sinsheimer, and
      (ii) options and warrants to purchase 297,249 shares of Common Stock held by Mr. Sinsheimer.

10	Less than 1% of outstanding shares of Common Stock.

11	Includes (i) 115,500 shares of Common Stock owned by Mr. Gallagher, and
      (ii) options and warrants to purchase 29,001 shares of Common Stock held by Mr. Gallagher.

12	Includes (i) 64,750 shares of Common Stock owned by Mr. Radom, and (ii)
      options to purchase 13,208 shares of Common Stock held by Mr. Radom.

13	Includes (i) 6,500 shares of Common Stock owned by Mr. Timanus, and (ii)
      options to purchase 5,000 shares of Common Stock held by Mr. Timanus.

14	Includes (i) shares of Common Stock described in notes 5, 7, 8, 9, 10,
      11, 12 and 13 and (ii) 52,600 shares of Common Stock and options to purchase 97,362 shares of Common Stock held by executive officers not named in the table.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and certain beneficial owners of the Company's Common Stock (the "Section 16 Reporting Persons") to file reports of holdings and transactions in shares of the Company's Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. Based upon the Company's review of forms filed by the Section 16 Reporting Persons, the Company has identified one late filing by Section 16 Reporting Persons during fiscal 2000: Thomas F. Robards was late in filing one Form 3 with respect to his initial filing. The Company is not aware of any failures by Section 16 Reporting Persons to file the forms required to be filed by them pursuant to Section 16 of the Exchange Act.


                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

     The Board of Directors has designated the persons listed under the section "Nominees for Election as Directors" of this proxy statement for nomination to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier resignation or removal. It is intended that shares represented by proxies solicited by the Board of Directors will, unless authority to vote for some or all of the nominees is withheld, be voted in favor of electing as directors the nominees listed below. The Company has no reason to believe any of the nominees will be disqualified or unable or unwilling to serve if elected. However, if any nominee becomes unavailable for any reason, the shares will be voted for another person nominated by the Board, unless the Board by resolution provides for a lesser number of directors. All the nominees are currently directors of the Company.

The election of the eight director nominees requires an affirmative vote by a plurality of votes cast at the meeting of stockholders by the stockholders entitled to vote in the election. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors unanimously recommends that stockholders vote "FOR" each of the nominees listed below.

                      Nominees for Election as Directors
                      ----------------------------------

Lawrence B. Fisher, 62, has served as a director of the Company since 1992. Mr. Fisher has been a partner of Orrick, Herrington & Sutcliffe LLP, a law firm, since December 1995. He had previously been a partner of Kelley Drye & Warren LLP, a law firm, from 1985 to December 1995. He is also a director of National Bank of New York City, a privately owned commercial bank.

William C. MacMillen, Jr., 87, has served as a director of the Company since 1989. Mr. MacMillen served as a director of Commercial Alliance Corporation, an equipment finance company, from its inception in 1963 to 1984, as a director of Republic New York Corporation and Republic National Bank of New York until December 1999 and he is the President of William C. MacMillen & Co., Inc., an investment banking firm.

Bernard G. Palitz, 76, has served as a director of the Company since its inception in 1989 and as Chairman of the Board from the Company's inception to July 31, 1996. From 1963 to 1988, Mr. Palitz served as Chairman of the Board of Commercial Alliance Corporation, which he founded with Clarence Y. Palitz, Jr. in 1963. He is currently a director and President of Gregory Capital Corporation, an investment firm.

Clarence Y. Palitz, Jr., 69, served as Chief Executive Officer until his retirement on March 7, 2000 and as a director of the Company since its inception in 1989, as Chairman of the Board of the Company since August 1, 1996 and as President of the Company from its inception in 1989 to September 1998. From 1963 to 1988, Mr. Palitz served as President and as a director of Commercial Alliance Corporation, which he founded with Bernard G. Palitz in 1963. Since October 1988, he has been a director of City and Suburban Financial Corp., a privately owned savings and loan holding company. In addition, Mr. Palitz is Managing Member of Calco Management LLC and President of First Land Development, Inc.

Michael C. Palitz, 42, has served as Executive Vice President of the Company since July 1995 and as a director of the Company since July 1996. Mr. Palitz served as Senior Vice President of the Company from February 1992 to July 1995 and served as a Vice President of the Company from its inception in 1989 to February 1992. He has also served as Treasurer and Assistant Secretary of the Company since its inception in 1989 and as Chief Financial Officer from 1989 through September 2000. From 1985 to 1989, Mr. Palitz was an Assistant Vice President of Bankers Trust Company and, from 1980 to 1983, he was an Assistant Secretary of Chemical Bank.

Thomas F. Robards, 54, has served as a director of the Company since March 2000. Since April 2000, Mr. Robards has been employed by Datek Online Holdings Corp. as Chief Financial Officer. He is also a director of Conti Financial Corporation. From 1976 until December 1999 he was employed by Republic New York Corporation. He served as its Chief Financial Officer from March 1995 through December 1999 and as a director until March 1999.

Paul R. Sinsheimer, 53, has served as President of the Company since September 1998, as Executive Vice President of the Company from its inception in 1989 to September 1998 and as a director of the Company since its inception. From 1970 to 1989, Mr. Sinsheimer was employed by Commercial Alliance Corporation, where he served successively as Credit Manager, Collections Manager, Operations Manager, Houston Branch Manager, Division Manager and, from 1988, as Executive Vice President.

H.E. Timanus, Jr., 55, has served as a director of the Company since May 1999. Mr. Timanus is the President and Chief Executive Officer of Commercial Bancshares, Inc., Houston, TX where he has been employed since 1983. He is also Chairman and Chief Executive Officer of Heritage Bank, Houston, TX and President and Chief Executive Officer of Heritage Bancshares, Inc., Wilmington, DE.

Bernard G. Palitz and Clarence Y. Palitz, Jr. are brothers. Michael C. Palitz is the son of Clarence Y. Palitz, Jr.

     The Board has established an Executive Committee, comprising three directors. The Executive Committee can exercise all of the powers of the Board between meetings of the Board. The present members of the Executive Committee are Messrs. MacMillen, C.Y. Palitz, Jr. and Sinsheimer.

     The Board has established an Audit Committee, comprising four outside directors. The Audit Committee is responsible for the engagement of the Company's independent auditors and will review with them the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit, and the Company's policies and procedures with respect to internal accounting and financial controls. The present members of the Audit Committee are Messrs. Fisher, MacMillen, Robards and Timanus.

     The Board has established an Executive Compensation Committee, comprising three directors. The Executive Compensation Committee is responsible for approving appointments, promotions and fixing salaries of executives of the Company between meetings of the full Board. All actions of the Executive Compensation Committee must be ratified by the Board within six months in order to remain effective. The present members of the Executive Compensation Committee are Messrs. Fisher, M.C. Palitz and Sinsheimer.

     The Board has established a Stock Option Committee, comprising three directors. The Stock Option Committee is responsible for administering the Company's 1989 Stock Option Plan, which expired September 1999, and the Financial Federal Corporation 1998 Stock Option Plan, including the granting, modification and cancellation of options to purchase the Company's Common Stock granted thereunder. The present members of the Stock Option Committee are Messrs. MacMillen, B.G. Palitz and C.Y. Palitz, Jr.

     The Board has no standing committees other than those described above.

     During the Company's fiscal year ended July 31, 2000, the Board of Directors met four times, the Executive Committee met once, the Audit Committee met twice, the Executive Compensation Committee met once, and the Stock Option Committee met three times. Each member of the Board attended, either telephonically or in person, 100% of the total number of meetings of the Board and its committees of which they were members during such fiscal year, except for one director who was absent one time.


         Compensation Committee Interlocks and Insider Participation

     Michael C. Palitz and Paul R. Sinsheimer, who are members of the Executive Compensation Committee, are both executive officers of the Company. Michael C. Palitz, and entities controlled and managed by him, and Paul R. Sinsheimer, have purchased commercial paper issued by the Company (see "Certain Transactions").


                           Compensation of Directors

     Directors (who are not officers or employees of the Company or any of its subsidiaries) receive stipends, as follows:

      1. Annual stipend of fifteen thousand dollars ($15,000) per year, payable upon their election by the stockholders after the Annual Meeting of Stockholders each year. If a director joins the Board during the year, such stipend will be pro rated.

      2.    Three hundred dollars ($300) per Board meeting attended.

      3. Three hundred dollars ($300) per committee meeting attended if not in conjunction with a Board meeting.

     Directors who are officers of the Company receive no additional compensation for attending Board or committee meetings. Directors who are not officers of the Company may participate in the stock option plans.


                                 COMPENSATION

                  Report of Executive Compensation Committee

     The Executive Compensation Committee is pleased to present its report on executive compensation. This report to stockholders presents an overview of the role of the Executive Compensation Committee of the Board of Directors and of the Company's present compensation philosophy. The Executive Compensation Committee's principal function is to review and approve the salaries of executive officers of the Company and to approve any officer appointments and promotions. All actions of the Executive Compensation Committee, to remain effective, must be ratified by a majority vote of the Board of Directors within six months of such action; and all such actions to date have been so ratified.

     It is the philosophy of the Executive Compensation Committee that a significant portion of executive compensation be linked directly to the Company's success in meeting profit, growth and corporate performance goals, operating efficiencies, success in handling non-performing receivables, the Company's overall performance regarding its return on earning assets and average equity, as well as the quality and integrity of the Company's receivables. The Company compensates certain employees and officers through salary, a portion of which may be deferred by agreement between the Company and its officers, and through stock options. The Company believes by granting stock options, the employees' and officers' objectives are aligned with those of the Company and its stockholders, to increase stockholders' value. Approximately 63% of the Company's full-time employees and officers with one or more years of service as of October 2, 2000 were holders of options under the Company's stock option plans.

     The Company offers a package of fringe benefits to its employees and officers that may not be as extensive as those offered by other financial services companies. The current benefits offered by the Company are a contributory health and medical plan, a life insurance program (generally limited to one times annual salary plus $10,000), a qualified 401(k) savings plan (currently with no Company matching) and an employee contributed long term disability plan. In order to attract exceptionally high caliber employees and executives, the Company generally offers salaries believed to be competitive with other financial services companies considering the Company does not offer certain fringe benefits provided by the Company's competitors. The Company evaluates compensation adjustments based upon an employee's performance, the Company's success in meeting profit, growth and corporate performance goals, operating efficiencies, success in handling non-performing receivables, the Company's overall performance regarding its return on earning assets and average equity, as well as the quality and integrity of the Company's receivables.

     The Executive Compensation Committee reviews annually the Company's compensation programs to ensure that the salaries offered to its executives are competitive and parallel the Company's performance. The Executive Compensation Committee's salary evaluation procedures include reviewing public filings of other financial services companies and performing an informal survey as well as a comparison and review of its competitors and other companies that are compared and contrasted in the SNL Executive Compensation Review for Specialty Lenders (the "SNL Review") published by SNL Securities. The SNL Review provides information on executive compensation awarded by approximately 100 finance companies (including the Company and competitors of the Company) obtained from public filings and surveys. The SNL Review compares, contrasts and details the following: (1) executive compensation; (2) Chief Executive Officer compensation; (3) Chief Operating Officer compensation; (4) Chief Financial Officer compensation; (5) corporate benefit plans; and (6) compensation reports. The Executive Compensation Committee, when determining salary adjustments, also considers that the Company does not offer certain fringe benefits that may be part of competitors' executive compensation programs such as bonuses, commissions, retirement benefits and profit sharing plans.

     In determining salary adjustments, the Executive Compensation Committee evaluates each executive's contribution to the Company's overall corporate objectives, including annual profits, loan/lease originations, departmental operating benchmarks, the Company's overall performance as measured by return on earning assets and average equity, as well as the quality of the portfolio of receivables managed by such executives.

                  Compensation of the Chief Executive Officer

     The Executive Compensation Committee reviewed and approved annually the compensation of Clarence Y. Palitz, Jr., the Chief Executive Officer and Chairman. The Executive Compensation Committee, in establishing compensation for the Chief Executive Officer, generally used the same criteria as it did for other employees and officers, except the Chief Executive Officer's compensation was not tied directly to the Company's performance. In addition to the review of the informal survey conducted by the Executive Compensation Committee of public and private competitors of the Company, the Executive Compensation Committee compared and contrasted the annual executive compensation of Chief Executive Officers of competitors of the Company in the SNL Review. Mr. C.Y. Palitz resigned as Chief Executive Officer effective March 7, 2000 and is no longer an officer or employee of the Company. Mr. C.Y. Palitz's total compensation was relatively low compared to his leadership, vision and abilities. However, Mr. C.Y. Palitz, prior to his retirement, continued to delegate more operational and administrative duties and responsibilities to the Chief Operating Officer and Chief Financial Officer in an effort to increase their responsibilities and experience. The Board has not named a new Chief Executive Officer. The Executive Compensation Committee believed that based on the foregoing, Mr. C.Y. Palitz was awarded a reasonable salary during the fiscal year until his retirement.

Submitted by the Executive Compensation Committee of the Company's Board of
Directors:

Lawrence B. Fisher            Michael C. Palitz            Paul R. Sinsheimer

                              PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on Financial Federal Corporation's Common Stock during the five year period ending July 31, 2000 with the cumulative total return on the S&P Financial Index and the Russell 2000 Index. The comparison assumes $100 was invested on July 31, 1995 in each of such indices. Note that historic stock price is not indicative of future stock price performance.

     Financial Federal Corporation's Common Stock listed on the New York Stock Exchange, Inc. on June 22, 1998, and was previously listed on the American Stock Exchange.

                                7/1995  7/1996  7/1997  7/1998  7/1999  7/2000
                                ------  ------  ------  ------  ------  ------
Financial Federal Corporation     $100  $109.9  $191.7  $314.5  $291.6  $250.4

Russell 2000                       100   106.9   142.6   145.9   156.7   160.7

S&P Financial                      100   127.4   221.3   274.8   279.0   300.8

Footnote - $100 invested on 7/31/95 in stock or index including reinvestment of dividends.  Fiscal year ending July 31.



Graph produced by Research Data Group

                          SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid to those persons who were, at July 31, 2000, the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company.

                                                      Long-term
                                         Annual     Compensation
                                      Compensation     Awards
                                      ------------     ------
                                                     Securities
                                Fiscal               Underlying      All Other
Name and Principal Position(s)   Year   Salary ($)   Options(#)   Compensation ($)
------------------------------   ----   ----------   ----------   ----------------
Clarence Y. Palitz, Jr.          2000     217,500            0              0
 CEO and Director 1              1999     335,000            0              0
                                 1998     289,583            0              0

Paul R. Sinsheimer               2000     728,518            0              0
 Chief Operating Officer,        1999     649,341      200,000              0
 President and Director          1998     588,843            0              0

Michael C. Palitz                2000     300,270       25,000              0
 Executive Vice President        1999     270,270            0              0
 and Director                    1998     245,270       50,000              0


Richard W. Radom                 2000     264,717        9,500              0
 Senior Vice President           1999     243,163            0              0
                                 1998     225,628        6,000              0

William M. Gallagher             2000     263,107       11,000              0
 Senior Vice President           1999     240,591            0              0
                                 1998     218,010        6,000              0

1 Mr. C.Y. Palitz, Jr. was Chief Executive Officer from the Company's inception through March 7, 2000.

                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND FISCAL YEAR-END OPTION VALUE
                                                           Number of
                           Shares                    Securities Underlying         Value of Unexercised
                         Acquired on     Value      Unexercised Options Held       In-The-Money Options
       Name (1)          Exercise (#)  Realized($)    At July 31, 2000 (#)       At July 31, 2000 (2) ($)
-----------------------  ------------  ----------- --------------------------   --------------------------
                                                   Exercisable  Unexercisable   Exercisable  Unexercisable
                                                   -----------  -------------   -----------  -------------
Clarence Y. Palitz, Jr.         0            0            0              0             0              0
Paul R. Sinsheimer         12,975      147,954      100,000        127,000       112,500        432,747
Michael C. Palitz          21,625      235,981       41,750         89,500       360,997        334,310
Richard W. Radom                0            0       13,208         15,792       100,500         41,813
William M. Gallagher        5,907       72,526       10,250         16,875        68,083         43,031

     (1) Includes those who in fiscal 2000 were the Chief Executive Officer and the four other most highly compensated executive officers.

     (2) Only the value of unexercised, in-the-money options are reported. Value is calculated by (i) subtracting the total exercise price per share from the fiscal year-end value of $19.75 per share and (ii) multiplying by the number of shares subject to the option.

                               OPTION GRANTS IN LAST FISCAL YEAR
                                                   Individual Grants

                        ----------------------------------------------------------------------
                          Number of
                            Shares      % of Total                                    Grant
                          Underlying     Options       Exercise                       Date
                           Options      Granted to       Price       Expiration      Present
       Name (1)           Granted (#)   Employees    Per Share ($)      Date      Value (2) ($)
-----------------------  ------------   ----------   -------------   ----------   -------------
Clarence Y. Palitz, Jr.           0
Paul R. Sinsheimer                0
Michael C. Palitz            25,000         7.14%       $18.625         9/1/04       $191,000
Richard W. Radom              9,500         2.72%       $18.625         9/1/05        $72,580
William M. Gallagher         11,000         3.14%       $18.625         9/1/05        $84,040


     (1) Includes those who in fiscal 2000 were the Chief Executive Officer and the four other most highly compensated executive officers.

     (2) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made in calculating the grant date present value: expected life of 4.8 years, volatility rate of 35% and risk free interest rate of 5.9%. The real value of the options in this table depends upon the actual changes in the market price of the Common Shares during the applicable period.

                                 STOCK PLANS

     1995 Stock Option Plan. The Company's 1995 Stock Option Plan was originally adopted by the Board of Directors and approved by the written consent of holders of a majority of the outstanding common stock of the Company on September 16, 1989. The 1995 Plan was amended effective December 15, 1992 and further amended effective December 12, 1995. The Plan provides that an aggregate of 2,250,000 shares of common stock (as adjusted in accordance with the terms of the 1995 Plan) is available to be granted to selected employees, officers and directors of the Company or any of its subsidiaries. The 1995 Plan may be administered by the Board of Directors or by such compensation committee as may be appointed from time to time. Under the 1995 Plan, the Board of Directors or the compensation committee determines eligible participants of the Company and whether such participants receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or non-qualified stock options. The 1995 Plan expired in September 1999.

     Incentive stock options granted under the 1995 Plan must have an exercise price that is no less than 100% of the fair market value of the Company's common stock as of the time the option is granted and generally may not be exercised more than ten years after the date of grant. Any incentive stock option that is granted to any option holder who beneficially owns more than 10% of the total combined voting power of all classes of outstanding shares of capital stock of the Company must have an exercise price that is no less than 110% of the fair market value of the common stock as of the time the option is granted and may not be exercised more than five years after the date of grant. The aggregate fair market value of stock exercisable by an optionee for the first time in any one calendar year under incentive stock options granted under the 1995 Plan and all other stock plans of the Company may not exceed $100,000.

     Non-qualified stock options granted under the 1995 Plan have an exercise price that is set by the compensation committee and may be equal to, more than or less than 100% of the fair market value of the Company's common stock as of the time the option is granted. The Board of Directors or the compensation committee establishes the term of all non-qualified stock options granted under the 1995 Plan (including the date on which such non-qualified option shall expire and terminate) and such term may, but need not, be more than 10 years from the date they are granted. Under the 1995 Plan, stock options vest over a time period determined by the Board of Directors or the compensation committee. Options granted under the 1995 Plan are nontransferable, other than by will or the laws of descent and distribution.

     1998 Stock Option Plan. The Company's 1998 Stock Option Plan was approved by the Board of Directors on September 28, 1998 and approved by the holders of a majority of the outstanding common stock of the Company on December 8, 1998. The 1998 Plan provides that an aggregate of 2,500,000 shares of common stock, subject to adjustment, is available to be granted to selected employees, officers and directors of the Company or any of its subsidiaries. The 1998 Plan is administered by the compensation committee appointed by the Board of Directors. The Board of Directors administers options granted to nonemployee directors under the 1998 Plan and the compensation committee exercises no discretion with respect to such options. No eligible participant is eligible to receive stock options with respect to more than 100,000 shares of common stock during any one fiscal year. The 1998 Plan is similar in material respects to the 1995 Plan.


                             CERTAIN TRANSACTIONS

     Certain officers, directors and stockholders of the Company or their affiliates held $41,754,000 of the Company's senior and subordinated debt at July 31, 2000. Such debt was issued at prevailing interest rates and on customary terms.

     Lawrence B. Fisher, a director of the Company, is a partner of the law firm of Orrick, Herrington & Sutcliffe LLP, which has been retained by the Company in connection with certain legal matters.


                            RATIFICATION OF AUDITORS
                             (Item 2 on Proxy Card)

     The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP ("Arthur Andersen"), as the Company's independent public accountants for the fiscal year ending July 31, 2001 and recommends that the stockholders vote "FOR" confirmation of such selection. Arthur Andersen has been selected by the Company to replace Eisner & Lubin LLP ("Eisner & Lubin") as its independent public accountants. The Company relieved Eisner & Lubin and retained Arthur Andersen effective October 19, 2000. Eisner & Lubin's report on the financial statements of the Company for the fiscal years 1999 and 2000 did not contain any adverse opinion or disclaimer of opinion nor was it in any way qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was recommended by management and approved by the Audit Committee of the Board of Directors and the full Board as well.

     During fiscal years 1999 and 2000, and through the present, there have been no disagreements between the Company and Eisner & Lubin on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure. The Company has never been advised by Eisner & Lubin that internal controls necessary for the Company to develop reliable financial statements do not exist or that any information has come to the attention of Eisner & Lubin which would have caused it not to be able to rely on management's representations or that has made Eisner & Lubin unwilling to be associated with the financial statements prepared by management. Eisner & Lubin has not advised the Company of any need to significantly expand the scope of its audit or that information has come to their attention that upon further investigation may materially impact on the fairness or reliability of a previously issued audit report or financial statements issued or to be issued or which would cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements. Eisner & Lubin has not advised the Company of any information which they concluded materially impacts upon the fairness or reliability of either a previously issued audit report, underlying financial statements or the financial statements issued or to be issued since the last financial statements covered by an audit report. Nor has Eisner & Lubin advised that they would be prevented from rendering an unqualified audit report on any such financial statements. Eisner & Lubin furnished the Company a letter addressed to the Securities and Exchange Commission, a copy of which was filed as an Exhibit to the Company's Form 8-K dated October 19, 2000, pursuant to which Eisner & Lubin agreed with the above statements.

     Robert M. Sinsheimer is a partner of Arthur Andersen located in its Atlanta, GA office. Paul R. Sinsheimer, President and a director of the Company, and Robert M. Sinsheimer are brothers.

     In the event of a negative vote on such ratification, the Board will reconsider its selection. It is expected that a representative of Eisner & Lubin and a representative of Arthur Andersen will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Ratification of the appointment of auditors requires a majority of the votes cast thereon. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors unanimously recommends a vote "FOR" the ratification and approval of the appointment of Arthur Andersen LLP.


                             STOCKHOLDER PROPOSALS

     All proposals of stockholders to be presented at the Company's next Annual Meeting of Stockholders, expected to be held in December 2001, must be directed to the Secretary of the Company at the Company's principal executive office and, if they are to be considered for possible inclusion in the proxy statement and form of proxy for such Annual Meeting in accordance with the rules and regulations of the SEC, must be received on or before June 27, 2001.


                                 OTHER BUSINESS

     Neither the Company nor the Board of Directors knows of any matters, other than those indicated above, to be presented at the Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote the shares represented by such proxy in accordance with their judgment.


                                 ANNUAL REPORT

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JULY 31, 2000 WAS MAILED TOGETHER WITH THE PROXY STATEMENT AND IS AVAILABLE ON THE INTERNET IN THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEBSITE AT www.financialfederal.com. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY CALLING THE COMPANY AT (212) 599-8000. UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY ALSO WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2000 REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT 733 THIRD AVENUE, NEW YORK, NY 10017.



                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Troy H. Geisser

                                    Secretary


DATE:  October 30, 2000

                         FINANCIAL FEDERAL CORPORATION

                                   P R O X Y

      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

           FOR THE ANNUAL MEETING OF STOCKHOLDERS DECEMBER 12, 2000

     The undersigned stockholder of Financial Federal Corporation (the "Corporation") hereby appoints Clarence Y. Palitz, Jr. and Michael C. Palitz, or either of them, with full power of substitution, as proxies for the undersigned to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 270 Park Avenue, New York, New York on December 12, 2000 at 10:00 a.m., and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in such proxyholder's discretion with respect to other matters which may properly come before the Meeting. Such proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below.

Notes:
(1) This form of proxy must be executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If undated, this proxy is deemed to bear that date it was mailed to the stockholder.

(2) The shares represented by this proxy         FINANCIAL FEDERAL CORPORATION
    will, on a show of hands or any ballot       P.O. BOX 111O2
    that may be called for, be voted or          NEW YORK, N.Y. 10203-0102
    withheld from voting in accordance with
    the instructions given by the stockholder, in the absence of any contrary instructions, this proxy will be voted "FOR" the itemized matters.
                                                  (Continued on reverse side)


The Board of Directors recommends a vote FOR proposals 1 and 2:

1.  ELECTION OF DIRECTORS

       FOR all nominees [ ]   WITHHOLD AUTHORITY to vote [ ]   *EXCEPTIONS [ ]
       listed below           for all nominees listed below.

Nominees:  Lawrence B. Fisher, William C. MacMillen, Jr., Bernard G. Palitz,
           Clarence Y. Palitz, Jr., Michael C. Palitz, Thomas F. Robards, Paul R. Sinsheimer, H.E. Timanus, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)


2.  In respect of the resolution on
    ratifying the appointment of
    Arthur Andersen LLP as auditors
    of the Corporation for the fiscal
    year ending July 31, 2001.            FOR [ ]  AGAINST [ ]  ABSTAIN [ ]


                                                 Change of Address and     [ ]
                                                 or Comments Mark Here


                       The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                       Dated:                                          , 2000
                             ------------------------------------------

                       ------------------------------------------------------
                                      Signature of Stockholder

                       ------------------------------------------------------
                               Signature of Stockholder-Joint Tenant

                       Votes must be indicated
                       (x) in Black or Blue Ink.   [X]

Whether or not you plan to attend the meeting, please mark, sign, date and return this proxy promptly in the envelope provided.